EXHIBIT 6

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM U-57


                 NOTIFICATION OF FOREIGN UTILITY COMPANY STATUS

                        Filed Under Section 33(a) of the
             Public Utility Holding Company Act of 1935, as amended



                                Electroquil, S.A.
                      Duke Energy International Cia. Ltda.
                        Duke Energy Electroquil Partners
                      ------------------------------------
                        (Name of foreign utility company)




                             DUKE ENERGY CORPORATION
                   --------------------------------------------
                   (Name of filing company, if filed on behalf
                          of a foreign utility company)





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                                  Notification


                  Duke Energy Corporation, a North Carolina corporation ("Duke Energy"), acting on behalf of Electroquil, S.A., an Ecuadorian corporation ("Electroquil"), Duke Energy International Cia. Ltda., an Ecuadorian limited liability company ("DEI"), and Duke Energy Electroquil Partners, a Delaware general partnership ("DEEP"), herewith files with the Securities and Exchange Commission (the "Commission") this Notification of Foreign Utility Company Status pursuant to Section 33(a) of the Public Utility Holding Company Act of 1935, as amended (the "Act").

ITEM 1
                  Names and Business Addresses:

                  The names and business addresses of the entities claiming foreign utility company status are:

                           Electroquil, S.A.
                           Km. 19 Via a la Costa
                           Guayaquil, Republica del Ecuador

                           Duke Energy International Cia. Ltda.
                           Km. 19 Via a la Costa
                           Guayaquil, Republica del Ecuador

                           Duke Energy Electroquil Partners
                           5400 Westheimer Court
                           Houston, Texas 77056-5310


                  Facilities:
                  The Facilities consist of a 168 megawatt, diesel- fired power generation facility located near Guayaquil,
Ecuador. Electroquil sells electricity to Inecel, Ecuador's state power utility, under long-term power purchase agreements.

                  Ownership:
                  The outstanding voting stock of Electroquil is owned 51.500% by DEI, which is a wholly owned subsidiary of DEEP. A 1% interest in DEEP is owned by Duke Energy Services, Inc., a Delaware corporation ("DESI"), with the remaining 99% interest in DEEP being owned by Duke Energy Global Asset Development, Inc., a Nevada corporation and a wholly owned subsidiary of DESI. DESI is a wholly owned subsidiary of PanEnergy Corp, a Delaware corporation, which is a wholly owned subsidiary of Duke Capital Corporation, a Delaware corporation, which, in turn, is a wholly owned subsidiary of Duke Energy.

                  The other persons or entities that own 5% or more of any class of the voting securities of Electroquil are:
Ing. Oscar Orrantia Vernaza (8.600%) and Ing. Carlos Tama
Corral (6.009%).



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ITEM 2

                  Domestic Associate Public-Utility Companies of
Electroquil, DEI and DEEP and their Relationship to Such Entities:
                  Duke Energy and Nantahala Power and Light Company ("Nantahala") are domestic associate public-utility companies of Electroquil, DEI and DEEP, with Duke Energy being the parent holding company. Duke Energy's relationship to each of Electroquil, DEI and DEEP is that it indirectly owns 51.500%, 100% and 100%, respectively, of such entities. Nantahala is a wholly owned public-utility subsidiary of Duke Energy. Nantahala will not be involved in any way in the ownership, management, operation, or maintenance of the Electroquil facility.

                  The purchase price of DEI's interest in Electroquil is $45 million.

Exhibit A:  Documents filed herewith:

         (1) North Carolina Utilities Commission certification letter dated June 23, 1997.

         (2) The Public Service Commission of South Carolina certification letter dated June 5, 1997.


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                                    SIGNATURE


                  The undersigned company has duly caused this statement to be signed on its behalf by the undersigned thereunto duly authorized.


                                            DUKE ENERGY CORPORATION


                                            By:  /s/  Richard J. Osborne
                                                 -------------------------------
                                                 Richard J. Osborne
                                                 Executive Vice President and
                                                 Chief Financial Officer




Date:  July 15, 1998



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                                                                             (1)
                             STATE OF NORTH CAROLINA
                              UTILITIES COMMISSION
                              Post Office Box 29510
                             Raleigh, NC 27626-0510


                                  June 23, 1997




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

                  We submit this letter to you pursuant to Section 33(a)(2) of the Public Utility Holding Company Act of 1935, as amended (the Act), which provides an exemption for foreign utility companies from certain provisions of the Act.

                  The North Carolina Utilities Commission hereby certifies to you that it has the authority and resources to protect ratepayers subject to its jurisdiction and that it intends to exercise its authority.

                  The North Carolina Utilities Commission has jurisdiction over the retail electric rates of Duke Power Company (to be renamed Duke Energy Corporation) and Nantahala Power & Light Company, each of which is a public utility company as such term is defined in the Act.

                                                Sincerely,

                                                /s/  Jo Anne Sanford

                                                Jo Anne Sanford
                                                Chair



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                                                                             (2)

                          The Public Service Commission
                             State of South Carolina


                                  June 5, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

                  This letter is submitted to you pursuant to Section 33(a)(2) of the Public Utility Holding Company Act of 1935, as amended (the Act), which provides an exemption for foreign utility companies from certain provisions of the Act.

                  The Public Service Commission of South Carolina hereby certifies to you that it has the authority and resources to protect ratepayers subject to its jurisdiction and that it intends to exercise its authority.

                  We have jurisdiction over the retail electric rates of Duke Power Company (to be renamed Duke Energy Corporation), which is a public utility company as such term is defined in the Act.

                                                 Sincerely,

                                                 /s/  Guy Butler

                                                 GUY BUTLER
                                                 CHAIRMAN



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